Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-12365 of Seneca Foods Corporation on Form S-8
of our report dated May 17, 2006 appearing in this Annual Report on Form 11-K of Seneca Foods Corporation Employees' Savings Plan for the year ended December
31, 2005.

/s/Bobbitt, Pittenger & Company, P.A.

Bobbitt, Pittenger & Company, P.A.
Sarasota, Florida
June 27, 2006